UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-31334	54-1013306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Charles E. Gottdiener as a Director of the Company.

On February 8, 2013, SRA International, Inc. (the “Company”) announced that Charles E. Gottdiener was elected as a member of the board of directors. Mr. Gottdiener will serve on both Audit and Compensation and Personnel Committees of the board.

Mr. Gottdiener, 48, is a Managing Director of Providence Equity Partners focused on portfolio operations and is based in its New York office. Mr. Gottdiener is currently a director of Altegrity, Inc., Virtual Radiologic and Survey Sampling International.

Prior to joining Providence Equity Partners in 2010, Mr. Gottdiener spent seven years at Dun & Bradstreet, where he served in a number of strategy and operating roles, including as president of the $1 billion revenue global risk, analytics and Internet solutions business unit. Prior to joining Dun & Bradstreet in 2002, Mr. Gottdiener held several leadership positions in consulting with the Boston Consulting Group, CSC Index, and Cap Gemini Ernst & Young.

Mr. Gottdiener received a Master of Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Arts from Grinnell College.

A copy of the press release dated February 8, 2013, announcing the election of Mr. Gottdiener as a director of the Company is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

99.1	Press Release dated February 8, 2013, announcing the election of Charles E. Gottdiener as a member of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: February 8, 2013	/S/ ANNE M. DONOHUE
Anne M. Donohue
Senior Vice President, General Counsel and Secretary